UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020 (October 12, 2020)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2020 Terra Tech Corp. (the “Company”) entered into an Amendment Agreement (the “Amendment”) with Michael Nahass, the Company’s President, Chief Operating Officer, Secretary and Treasurer and a director, appointing Mr. Nahass as the Company’s Chief Executive Officer, effective as of October 12, 2020. In addition, on October 12, 2020, the Company and Mr. Nahass entered into a Forfeiture Agreement (the “Forfeiture Agreement”), pursuant to which Mr. Nahass agreed to forfeit and cancel, for no consideration, an aggregate of 3,654,030 shares of Terra Tech common stock.

On October 12, 2020 the Company entered into a Confidential Separation Agreement (the “Separation Agreement”) with Matthew Morgan, formerly the Company’s Chief Executive Officer, and the Matthew Lee Morgan Trust (the “Trust”). Pursuant to the Separation Agreement, Mr. Morgan will forfeit and cancel, for no consideration, an aggregate of 14,616,118 shares of Terra Tech common stock, representing all of the Company’s common stock owned by Mr. Morgan. The Trust granted the Company a credit of $250,000 toward a promissory note (the “Note”) issued by the Company to the Trust; provided the Company pays the remaining $250,000 principal balance on the Note by its maturity date of December 30, 2020. Mr. Morgan and the Company each agreed to be responsible for 50% of the settlement costs of a lawsuit brought by two former employees of a subsidiary of the Company against the Company and certain of its subsidiaries and Mr. Morgan. The Separation Agreement also contains certain indemnification obligations by the Company and Mr. Morgan as more fully set forth therein.

The foregoing description of the Amendment, Forfeiture Agreement, and Separation Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2020, the Board of Directors of the Company appointed Mr. Nahass, age 54, to the position of Chief Executive Officer, effective October 12, 2020. Mr. Nahass has served as a Director since January 26, 2012, and as the Company’s Secretary and Treasurer since July 20, 2015, and as the Company’s President and Chief Operating Officer since November 6, 2017.

On October 12, 2020, Mr. Morgan notified the Board of Directors of the Company that he has resigned as the Company’s Chief Executive Officer and director, effective immediately. Such resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The information disclosed in Item 1.01 is incorporated herein by reference.

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Item 8.01 Other Events.

On October 13, 2020, the Company issued a press release announcing the appointment of Mr. Nahass and the resignation of Mr. Morgan. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment Agreement, dated as of October 12, 2020
10.2	Forfeiture Agreement, dated as of October 12, 2020
10.3	Confidential Separation Agreement, dated as of October 12, 2020
99.1	Press Release, dated October 13, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: October 13, 2020	By:	/s/ Michael Nahass
Michael Nahass
President

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